Exhibit 10.2

THIS SENIOR SECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.  THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THIS NOTE UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

SENIOR SECURED PROMISSORY NOTE

Delivered in Fort Lauderdale, Florida	$________
February 26, 2010

THIS SENIOR SECURED PROMISSORY NOTE (this “Note”) is issued by GULFSTREAM INTERNATIONAL GROUP, INC., a Delaware corporation having an executive office located at 3201 Griffin Road, 4th Floor, Fort Lauderdale, Florida 33312 (the “Borrower”).  Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to them in Section 8 of this Note.

1. PROMISE TO PAY.  For value received, the Borrower promises to pay to the order of ______________________________________________ (the “Lender”) or any subsequent holder of this Note (together with the “Lender” the “Holder”), in lawful money of the United States and immediately available funds at any address of the Lender, the sum of _____________________________ Dollars ($________), or such lesser amount as may be outstanding from time to time hereunder, plus any additional principal amount accruing from time to under Section 3(b) of this Note (collectively, the “Principal Amount”) on December 31, 2010 (the “Maturity Date”).  As used herein, the term “Holder” shall include the Lender and any transferee, assignee or successor of the Lender, subject to the restrictions set forth at the beginning of this Note.

This Note is one of a series of notes (with this Note, the “Notes”) aggregating One Million Dollars ($1,000,000.00) that was issued by the Borrower to the Lender and other purchasers of Notes and warrants of the Borrower pursuant to a purchase agreement, dated as of February 26, 2010 (the “Purchase Agreement”).  Unless otherwise defined herein, all capitalized terms when used in this Note shall have the same meaning as is defined in the Purchase Agreement.

2. INTEREST.

(a) Subject to Section 2(b) of this Note, the Borrower shall pay interest (calculated on the basis of a 360-day year for the actual number of days of each year) on the outstanding portion of the Principal Amount (the “Outstanding Principal Amount”) from and including the date of this Note to but not including the date the Outstanding Principal Amount is paid in full at a rate each day equal to twelve percent (12%) per annum.

(b) From and after the occurrence or existence and during the continuation of any Event of Default (as defined below), the rate of interest referred to in Section 2(a) of this Note shall, at the option of the Holder upon written notice to the Borrower, be increased to eighteen percent (18%) per annum.

(c) In no event shall interest payable under this Note be payable at a rate in excess of the maximum rate permitted by applicable law.  Any amount deemed to be in excess of such maximum rate of interest under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by the Holder, shall be refunded to the Borrower, it being the intention of the Lender and the Borrower that such interest not be payable at a rate in excess of such maximum rate.

3. PAYMENTS.

(a) Maturity Date:The Outstanding Principal Amount and all interest and other amounts payable under this Note and remaining unpaid shall be paid on the Maturity Date.

(b) Interest Payments: Interest as described in Section 2 of this Note that has accrued on the Outstanding Principal Amount through the last day of each calendar month shall be paid in kind and shall be added to the Outstanding Principal Amount on the first (1st) day of the succeeding calendar month.

(c) Prepayment. The Borrower shall have the right to prepay this Note at any time, or from time to time, in whole or in part without premium or penalty of any kind.

4. SECURITY. Payment of the principal amount of this Note and all interest accrued hereon is secured by a priority lien and security interest on all of the accounts receivable of the Borrower and each Subsidiary of the Borrower and all proceeds from the collection or sale thereof, pursuant to a security agreement, dated of even date herewith, among the Borrower, the Lender and Taglich Brothers, Inc., as collateral agent for the Lender (the “Security Agreement”).

5. INTERCREDITOR AGREEMENT. This Note is subject to the terms of an intercreditor and subordination agreement among Lender, Borrower and Shelter Island Opportunity Fund LLC, dated of even date herewith (the “Intercreditor Agreement”).

6. AMOUNTS IMMEDIATELY DUE.

(a) Upon or at any time after the occurrence and during the continuation of any Event of Default described in Section 6(b)(i), Section 6(b)(v) or Section 6(b)(vi) below, the Outstanding Principal Amount and all interest and other amounts payable pursuant to this Note and remaining unpaid shall, so long as no Senior Indebtedness is outstanding, at the sole option of the Holder and without any notice, demand, presentment or protest of any kind (each of which is knowingly, voluntarily, intentionally and irrevocably waived by the Borrower), become immediately due.  Upon or at any time after the occurrence and during the continuation of any Event of Default described in Section 6(b)(ii), Section 6(b)(iii) or Section 6(b)(iv) below, unless such Event of Default shall be cured within the Outstanding Principal Amount and all such interest and other amounts shall, so long as no Senior Indebtedness is outstanding, without any notice, demand, presentment or protest of any kind (each of which is knowingly, voluntarily, intentionally and irrevocably waived by the Borrower), automatically become immediately due.

(b) An “Event of Default” under this Note shall be deemed to occur or exist, if:

(i) Borrower defaults in the payment when due of any of the Outstanding Principal Amount or any interest, late charge or other amount payable pursuant to this; or

(ii) Borrower default in its performance of any material obligation on its part to be performed under the Security Agreement or the Intercreditor Agreement; or

(iii) the aggregate outstanding amount of all accounts receivable of the Borrower and its Subsidiaries as set forth on any A/R Report that are (A) outstanding for ninety (90) days or less and where the account debtor(s) are not otherwise insolvent or announcing the discontinuation of operations, and (B) net of any amounts payable to third parties under airline clearing house receivables, shall be less than the sum of (x) the then outstanding principal amount of this Note and all other Notes, and (y) accrued and unpaid interest on this Note and all other Notes; or

(iv) a “Shelter Island Debt Default” shall have occurred and shall be continuing under the “Shelter Island Debt Documents” (as those terms are defined in the Intercreditor Agreement); or

(v) following the occurrence and during the continuation of any Shelter Island Debt Default, Shelter Island shall commence to foreclose on any of the Collateral defined in the Intercreditor Agreement; or

(vi) there occurs or exists any Insolvency Event with respect to the Borrower.

7. CERTAIN DEFINITIONS.

(a) “Insolvency Event” means, with respect to any Person, the occurrence of any of the following:  (i) such Person shall be adjudicated insolvent or bankrupt, or shall generally fail to pay or admit in writing its inability to pay its debts as they become due, (ii) such Person shall seek dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, (iii) such Person shall make a general assignment for the benefit of its creditors, or consent to or acquiesce in the appointment of a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, (iv) such Person shall file a voluntary petition under any bankruptcy, insolvency or similar law, (v) such Person shall take any corporate or similar act in furtherance of any of the foregoing or (vi) such Person, or a substantial portion of its property, assets or business shall become the subject of an involuntary proceeding or petition for (A) its dissolution, liquidation or reorganization or (B) the appointment of a receiver, trustee, custodian or liquidator, and (I) such proceeding shall not be dismissed or stayed within sixty days or (II) such receiver, trustee, custodian or liquidator shall be appointed.

(b) “Person” means: (i) any individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated association, (ii) any court or other governmental authority or (iii) any other entity, body organization or group.

(c)  “Subsidiary” means any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Borrower and/or any of its other subsidiaries.

8. COSTS OF COLLECTION.  On demand by the Holder, the Borrower shall pay each reasonable cost and expense (including, but not limited to, the reasonable and documented fees and disbursements of counsel, whether retained for advice, litigation or any other purpose) incurred by the Holder in endeavoring to (i) collect any of the Outstanding Principal Amount or any interest or other amount payable pursuant to this Note, (ii) preserve or exercise any right or remedy of the Holder pursuant to this Note or (iii) preserve or exercise any right or remedy of the Holder relating to, enforce or realize upon any collateral, subordination, guaranty, endorsement or other security or assurance of payment, whether now existing or hereafter arising or accruing, that now or hereafter secures the payment of or is otherwise applicable to any of the Outstanding Principal Amount or any interest or other amount payable pursuant to this Note and remaining unpaid (the “Collection Costs”).

9. CHANGES AND WAIVERS.  No course of conduct pursued, accepted or acquiesced in, and no oral, written or other agreement or representation made, by or on behalf of the Holder in the future will change this Note or waive any right or remedy of the Holder under or arising as a result of this Note.  Any change in this Note or waiver of any right or remedy of the Holder under or arising as a result of this Note must be made in a writing signed by or on behalf of the Holder.

10. GOVERNING LAW.  This Note shall be governed by and construed, interpreted and enforced in accordance with the law of the State of Florida and, to the extent applicable thereto, the federal law of the United States, without regard to the law of any other jurisdiction.

11. WAIVER OF TRIAL BY JURY.  THE BORROWER KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES EACH RIGHT THE BORROWER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR OTHERWISE RELATING TO THIS NOTE.

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IN WITNESS WHEREOF, the Borrower has duly executed and delivered this Note this 26th day of February 2010.

GULFSTREAM INTERNATIONAL GROUP, INC.

By:	/s/
Name: David Hackett
Title: President

IRREVOCABLE AND UNCONDITIONAL GUARANTY

The undersigned, each wholly-owned subsidiaries of Gulfstream International Group, Inc., do hereby unconditionally and irrevocably guaranty the full payment and performance of the foregoing senior secured promissory note and all representations, warranties, covenants and other obligations of the Borrower under the Purchase Agreement; all in the same manner as though each of the undersigned were parties signatory to the Purchase Agreement and a Borrower under the foregoing note.

Dated:  February 26, 2010

GULFSTREAM INTERNATIONAL AIRLINES, INC.

By:_______________________________________
Name:
Title:

GULFSTREAM TRAINING ACADEMY, INC.

By:_______________________________________
Name:
Title:

GULFSTREAM CONNECTION, INC.

By:_______________________________________
Name:
Title:

GIA HOLDINGS CORP., INC.

By:_______________________________________
Name:
Title: